Exhibit 21
Subsidiaries of Encore Capital Group, Inc.
As of December 31, 2022

Name	Jurisdiction of Incorporation or Formation
Asset Acceptance Capital LLC	Delaware
Asset Acceptance, LLC	Delaware
Atlantic Credit & Finance Special Finance Unit, LLC	Virginia
Atlantic Credit & Finance, Inc.	Virginia
Cabot Asset Purchases (Ireland) Limited	Ireland
Cabot Credit Management Group Limited	United Kingdom
Cabot Credit Management Limited	United Kingdom
Cabot Financial (Europe) Limited	United Kingdom
Cabot Financial (Ireland) Limited	Ireland
Cabot Financial France S.A.S.	France
Cabot Financial Spain SAU	Spain
Cabot Financial (UK) Limited	United Kingdom
Cabot Financial Debt Recovery Services Limited	United Kingdom
Cabot Financial Holdings Group Limited	United Kingdom
Cabot Financial Limited	United Kingdom
Cabot Securitisation Europe Limited	Ireland
Cabot Securitisation Topco Limited	United Kingdom
Cabot Securitisation UK Holdings Limited	United Kingdom
Cabot Securitisation UK Limited	United Kingdom
Cabot UK Holdco Limited	United Kingdom
Dessetec Desarrollo de Sistemas, S.A. de C.V.	Mexico
Encore Capital Europe Finance Limited	Jersey
Encore Capital Group UK Limited	United Kingdom
Encore Europe Holdings S.à r.l.	Luxembourg
Encore Holdings Luxembourg S.à r.l.	Luxembourg
Encoremex Holdings S. de R.L. de C.V.	Mexico
GC Encore Euro S.à r.l.	Luxembourg
Grimball Business S.L.	Spain
Grove Capital Management España, S.L.	Spain
Grove Europe S.à r.l.	Luxembourg
Lucas et Degand S.A.S	Luxembourg
MCM Midland Management Costa Rica, S.R.L.	Costa Rica
Midland Credit Management India Private Limited	India
Midland Credit Management, Inc.	Kansas

Name	Jurisdiction of Incorporation or Formation
Midland Funding LLC	Delaware
Midland India LLC	Minnesota
Midland International LLC	Delaware
Midland Portfolio Services LLC	Delaware
Mortimer Clarke Solicitors Limited	United Kingdom
Wescot Acquisitions Limited	United Kingdom
Wescot Credit Services Limited	United Kingdom
Wescot Topco Limited	United Kingdom

The names of certain subsidiaries are omitted pursuant to Item 601(b)(21)(ii) of Regulation S-K.